Exhibit 99.1

Ciber, Inc.
6312 S. Fiddler's Green Circle, Suite 600E
Greenwood Village, CO 80111
www.ciber.com

CIBER REPORTS THIRD QUARTER 2016 RESULTS

GREENWOOD VILLAGE, Colo., November 8, 2016 – Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, today reported results for the third quarter of 2016.

"Ciber is continuing its efforts to become a more competitive and profitable enterprise. We are investing in selected areas for growth, exiting non-strategic businesses, and reducing our cost structure," said President and Chief Executive Officer Michael Boustridge.

Mr. Boustridge added, "Ciber’s Board of Directors has hired Houlihan Lokey, a global investment bank, to assist in exploring strategic alternatives for the company that enhance shareholder value."

"We are pleased to have reached an agreement with Wells Fargo to waive the previously existing events of default under our current credit facility and to have established a new credit facility agreement with Faunus Group International," said Christian Mezger, Chief Financial Officer.

Three Months Ended September 30, 2016

Revenue of $144.3 million fell 24% in constant currency and 25% in U.S. dollars compared with last year’s third quarter. The North America segment posted revenue of $97.6 million, down 11% from the year-ago third quarter and up 3% compared to the second quarter of 2016. Revenue in the International segment was $46.7 million for the third quarter of 2016, down 42% in constant currency and 44% in U.S. dollars compared to the year-ago third quarter. Compared to the second quarter of 2016, International revenue was down 32% in constant currency and 34% in U.S. dollars. Overall company gross margin was 20.6%, down from 26.8% in the prior year, but up from 20.5% in the prior quarter. Excluding revenues from Norway and the Netherlands, Ciber revenues fell 13% in constant currency and 14% in U.S. dollars compared with last year’s third quarter, while revenue in the International segment fell 18% in constant currency and 20% in U.S. dollars. Sequentially, excluding revenues from Norway and the Netherlands, Ciber revenue was down 2% in constant currency and 3% in U.S. dollars, and International revenue fell 12% in constant currency and 15% in U.S. dollars.

GAAP operating loss from continuing operations was $20.7 million for the third quarter. Adjusted operating loss was $15.5 million before amortization, litigation settlements and restructuring charges. These adjustments totaled $5.2 million.

GAAP net loss from continuing operations was $18.8 million in the quarter, or $0.23 per share. Adjusted net loss from continuing operations for the third quarter of 2016, before gain on sale, amortization, litigation settlements and restructuring charges was $19.2 million, or $0.23 per share, compared to adjusted net income of $0.9 million, or $0.01 per share, in the third quarter of 2015. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

Nine Months Ended September 30, 2016

Revenue of $485.3 million fell 17% in constant currency and 18% in U.S. dollars compared with last year’s nine months ended September 30, 2015. The North America segment posted revenue of $292.2 million, down 10% from the year-ago nine month period. Revenue in the International segment was $193.7 million for the first nine months of 2016, down 26% in constant currency and 28% in U.S. dollars compared to the year-ago nine month period. Overall company gross margin was 21.5%, down from 26.2% in the prior year first nine months. Excluding revenues from Norway and the Netherlands, Ciber revenues fell 12% in constant currency and 13% in U.S. dollars compared with the year-ago nine month period, while revenue in the International segment fell 17% in constant currency and 19% in U.S. dollars.

GAAP operating loss from continuing operations was $169.3 million for the first nine months of 2016. Adjusted operating loss was $43.6 million before goodwill impairment, bad debt allowance adjustment, amortization, litigation settlements and restructuring charges. These adjustments totaled $125.7 million.

GAAP net loss from continuing operations was $167.5 million for the first nine months of 2016, or $2.07 per share. GAAP results include a non-cash goodwill impairment charge in the first nine months of 2016 of $115.5 million. Adjusted net loss from continuing operations for the first nine months of 2016, before goodwill impairment, gain on sale, bad debt allowance adjustment, amortization, litigation settlements and restructuring charges was $51.4 million, or $0.64 per share, compared to adjusted net income of $5.9 million, or $0.08 per share in the first nine months of 2015. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

Ciber recorded a non-cash goodwill impairment charge of $115.5 million, or $1.43 per diluted share in the first half of 2016, for the write-down of goodwill related to its International segment.  The Company performed its annual impairment test during the second quarter of 2016. Additionally, the Company experienced a sustained decrease in the Company’s stock price, lower than expected earnings and the sale of Ciber Nederland B.V. during the first half of 2016 resulted in a potential indicator of goodwill impairment. Ciber compared the carrying value of its segments versus fair value as of March 31, 2016 and June 30, 2016. The analysis concluded that the fair value of Ciber’s International segment was below its carrying value.  The non-cash impairment charge impacts neither the Company’s future performance nor compliance with debt covenants under its revolving credit agreement. Ciber’s balance sheet after the 2016 impairment charge includes no goodwill in its International segment.

Sale of Ciber Norge AS

On August 26, 2016 (the “Closing Date”), the Company completed a sale of Ciber Norge AS., which has been reported as part of the Company's International segment, for a cash purchase price of $7.0 million, (the “Purchase Price”) which includes $0.7 million to be held in escrow (the “Escrow Amount”), to be released in equal parts at 12 and 18 months from the Closing Date. The current portion of the Escrow Amount is $0.35 million and is recorded on the Consolidated Balance Sheets as Restricted cash. The long-term restricted portion of the Escrow Amount is $0.35 million and is recorded on the Consolidated Balance Sheets as Other assets. The Purchase Price was adjusted by $3.4 million for working capital, resulting in proceeds of $10.4 million. The Purchase Price also is subject to a purchase price adjustment twelve months after closing with respect to the retention of certain Ciber Norge customers, which adjustment is capped at $1.75 million. Until the resolution of contingencies, the $1.75 million has been excluded from gain calculations. The gain on the sale of assets was $5.0 million for the nine months ended September 30, 2016 and will be adjusted after resolution of contingencies in the purchase price, allowing for the potential release of amounts in escrow.

Sale of Consultants in Business, Engineering and Research Sweden AB

On September 19, 2016, the Company completed a sale of certain assets and liabilities of Consultants in Business, Engineering and Research Sweden AB, (“Ciber Sweden”), which has been reported as a part of the Company's International segment, for a cash purchase price of $1.0 million (the “Purchase Price”). The Purchase Price was subject to a purchase price adjustment on or prior to the closing with respect to the retention of certain Ciber Sweden consultants, which adjustment is capped at 15% of the Purchase Price. Subsequent to quarter end, the Purchase Price was adjusted downward by $0.1 million, resulting in proceeds of $0.9 million. The gain on the sale of assets was $0.9 million for the nine months ended September 30, 2016 and will be adjusted after resolution of contingencies in the purchase price.

Capital Deployment and Liquidity

Ciber's cash balance at the end of the third quarter of 2016 was $6.4 million. The outstanding balance on the credit facility was $39.7 million. At the end of the second quarter of 2016, Ciber's cash balance was $11.3 million and the outstanding balance on the credit facility was $40.7 million.

Ciber filed an 8-K on November 2, 2016 regarding a revised agreement with Wells Fargo on the company’s existing credit facility and a new agreement to establish a credit facility for international operations with Faunus Group International.

Cash flow used in operating activities (continuing operations) in the third quarter was $17.3 million and year-to-date through September 30, 2016 was $52.8 million, compared with cash provided by continuing operations of $5.2 million in the year-ago quarter and cash usage of $31.9 million in the first nine months of 2015. Days Sales Outstanding were 77 days, an increase of 10 days versus the prior year quarter and an increase of 6 days versus the second quarter of 2016. Capital expenditures totaled $9.1 million for year-to-date 2016 compared to $6.3 million in the year-earlier period. In the third quarter capital expenditures were $0.8, down from $2.7 million in the year-ago quarter.

Continuing Operations

For a recap of historical comparisons, please refer to Ciber's SEC filings on forms 10-Q and 8-K. These filings may be found in the Investor Relations section of the Company's website at http://www.ciber.com.

Investor and Analyst Conference Call

Ciber President and Chief Executive Officer Michael Boustridge and Executive Vice President and Chief Financial Officer Christian Mezger invite you to participate in a conference call or audio-cast today at 8:30 a.m. Eastern Time to discuss the Company's financial results.

The press release and live audio-cast of the conference call will be available on the Events & Presentations section of the corporate website. To participate in the conference call, dial 877-407-8293 (U.S.) or +1-201-689-8349 (outside the U.S.) ten minutes prior to the start of the call.

A replay of the call and webcast will be available one hour after the call ends through September 30, 2016. To access the telephone replay, dial 877-660-6853 (U.S.) or +1-201-612-7415 (outside the U.S.) and enter conference ID: 13647488.

The webcast replay will be available on the Events & Presentations section of the corporate website.

Non-GAAP Financial Information

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present certain non-GAAP measurements because management believes that these metrics provide meaningful supplemental information useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional measure to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company and from period to period. These non-GAAP measurements should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP, and include: "constant currency;" "adjusted operating income," "adjusted operating margin," "adjusted net income/loss from continuing operations," "adjusted net income/loss per share," and "adjusted SG&A expenses." Reconciliations of non-GAAP measures to the nearest comparable U.S. GAAP measures are available in the schedules accompanying this release. These reconciliations may also be found in the Investor Relations section of the Company's website at http://www.ciber.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Words, such as "anticipate," "believe," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "positioned," "potential," "project," "should," and "will" and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, related to: any potential need to raise additional capital to de-lever our balance sheet to allow us to continue as a going concern over the longer term; operational limitations of our credit facility and our potential need for and the availability of additional capital to support our business; our ability to maintain compliance with the listing standards of the New York Stock Exchange; our ability to continue to evolve our business model, offerings, products and services, and to execute on the key elements of our strategic plan or the success of our strategic plan; volatile, uncertain or negative economic conditions and the impacts of economic conditions on our clients' operations and technology spending; a data security or privacy breach; fluctuations or lack of growth in the market for IT services; our ability to maintain our utilization rates and control our costs; our ability to keep pace with rapid changes in technology; the termination or cancellation of a contract by a significant client; the highly competitive nature of the U.S. and International IT services industry; quarterly variance in our revenues, operating results and profitability that could impact our stock price; damage to our professional reputation and/or legal liability if our clients are not satisfied with our services; the accuracy of our estimates of the cost of engagements conducted on a fixed-price basis; third party vendors performing our services and the potential for harm to our reputation; our ability to improve our operations, finances and systems; our ability to enter, operate and compete effectively in new geographic markets; the value of our brand and reputation and any damage thereto; an adverse outcome of litigation which could subject us to damage awards; our reliance on a few customers for a large portion of our revenues; our ability to continue to retain and attract qualified sales, delivery and technical employees; our relationships with software vendors and the potential loss of any significant software vendor; our ability to protect our intellectual property rights from unauthorized use or infringement; the potential for infringement by our services or solutions on the intellectual property rights of others or the potential loss of our ability to utilize rights we claim in intellectual property; our ability to collect our receivables; our international operations; the resources committed to new offerings and the potential impact on our profitability if our business does not grow proportionately; disruptions that may impact our results of operations and from which we may not recover; our compliance with applicable laws and regulations; losses we may incur that may not be fully covered by our insurance policies; our ability to identify, acquire, or integrate businesses or enter into joint ventures; further impairment in the carrying value of our goodwill; contracts with various public sector agencies; our anti-takeover defenses that could make it difficult for another company to acquire control of Ciber or limit the price investors might be willing to pay for our stock; the potentially conflicting interests of our institutional shareholders; and issues that could arise during the implementation of our Enterprise Resource Planning system.
For a more detailed discussion of these factors, see the information under the "Risk Factors" heading in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016, when filed with the Securities and Exchange Commission ("SEC") and other documents filed with or furnished to the SEC. Other than as required by law, we undertake no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

About Ciber, Inc.

Ciber is a global IT consulting company with approximately 5,500 employees in North America, Europe and Asia/Pacific. Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

###

Contact:

Scott Kozak
Global Communications, Investor and Industry Relations
303-967-1379
skozak@ciber.com

Ciber, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES
Consulting services	$137,364	$180,490	$459,822	$558,790
Other revenue	6,982	12,111	25,487	33,760
Total revenues	144,346	192,601	485,309	592,550

OPERATING EXPENSES
Cost of consulting services	110,313	133,705	366,193	418,121
Cost of other revenue	4,323	7,273	14,640	19,386
Selling, general and administrative	45,165	48,978	150,296	142,726
Goodwill Impairment	—	—	115,483	—
Amortization of intangible assets	323	55	2,349	162
Litigation settlements	4,496	—	4,496	—
Restructuring charges	417	1,002	1,156	1,738
Total operating expenses	165,037	191,013	654,613	582,133

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	(20,691)	1,588	(169,304)	10,417

Gain on sale of assets/entity	5,595	—	12,525	—
Interest expense	(545)	(377)	(1,792)	(1,118)
Other expense, net	(528)	(5)	(1,297)	(383)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(16,169)	1,206	(159,868)	8,916
Income tax expense	2,629	1,338	7,616	3,679

INCOME (LOSS) FROM CONTINUING OPERATIONS	(18,798)	(132)	(167,484)	5,237
Gain (loss) from discontinued operations, net of income tax	14	(200)	362	(258)

CONSOLIDATED NET INCOME (LOSS)	(18,784)	(332)	(167,122)	4,979
Net income (loss) attributable to noncontrolling interests	49	24	84	16

NET EARNINGS (LOSS) ATTRIBUTABLE TO CIBER, INC.	$(18,833)	$(356)	$(167,206)	$4,963

Basic and diluted earnings (loss) per share attributable to Ciber, Inc.:
Continuing operations	$(0.23)	$—	$(2.07)	$0.07
Discontinued operations	—	—	—	(0.01)
Basic and diluted earnings (loss) per share attributable to Ciber, Inc.	$(0.23)	$—	$(2.07)	$0.06

Weighted average shares outstanding:
Basic	81,178	79,206	80,776	78,938
Diluted	81,178	79,206	80,776	79,725

Ciber, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$6,434	$20,404
Restricted cash	2,850	—
Accounts receivable, net of allowances of $3,845 and $2,130, respectively	138,564	169,501
Other receivable-related party	452	—
Prepaid expenses and other current assets	23,979	26,340
Total current assets	172,279	216,245

Property and equipment, net of accumulated depreciation of $33,609 and $37,849, respectively	19,533	22,447
Goodwill	133,681	256,736
Intangibles, net	3,751	1,544
Other assets	5,083	5,299

TOTAL ASSETS	$334,327	$502,271

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$39,369	$—
Accounts payable	22,740	34,980
Accrued compensation and related liabilities	24,607	31,152
Deferred revenue	8,340	14,238
Income taxes payable	437	575
Other accrued expenses and liabilities	28,586	29,384
Total current liabilities	124,079	110,329

Long-term debt	—	32,680
Deferred income taxes	33,428	30,571
Other long-term liabilities	14,420	8,794
Total liabilities	171,927	182,374

Commitments and contingencies (see Note 10)

Equity:
Ciber, Inc. shareholders' equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 81,347 and 80,057 shares issued, respectively	813	801
Treasury stock, at cost, 29 and 32 shares, respectively	(33)	(113)
Additional paid-in capital	375,084	369,228
Accumulated deficit	(185,976)	(17,903)
Accumulated other comprehensive loss	(28,158)	(32,702)
Total Ciber, Inc. shareholders' equity	161,730	319,311
Noncontrolling interests	670	586
Total equity	162,400	319,897

TOTAL LIABILITIES AND EQUITY	$334,327	$502,271

Ciber, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income (loss)	$(167,122)	$4,979
Adjustments to reconcile consolidated net income (loss) to net cash used in operating activities:
(Gain) loss from discontinued operations	(362)	258
Goodwill impairment	115,483	—
Gain on sale of assets/entity	(12,525)	—
Depreciation	4,388	4,115
Amortization of intangible assets	2,349	162
Deferred income tax expense	3,170	2,858
Provision for doubtful receivables	2,079	343
Share-based compensation expense	5,353	5,850
Amortization of debt costs	570	570
Other, net	163	912
Changes in operating assets and liabilities:
Accounts receivable	19,270	(4,770)
Other current and long-term assets	(1,251)	(3,834)
Accounts payable	(10,602)	(5,935)
Accrued compensation and related liabilities	(9,193)	(24,128)
Other current and long-term liabilities	(3,240)	(16,006)
Income taxes payable/refundable	(1,284)	2,735
Cash used in operating activities — continuing operations	(52,754)	(31,891)
Cash used in operating activities — discontinued operations	(161)	(512)
Cash used in operating activities	(52,915)	(32,403)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of assets/entity	33,614	—
Proceeds from sale of assets/entity-restricted cash	5,700	—
Purchases of property and equipment, net	(9,053)	(6,288)
Cash provided by (used in) investing activities — continuing operations	30,261	(6,288)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on debt	216,380	263,138
Payments on debt	(209,917)	(244,476)
Employee stock purchases and options exercised	515	1,172
Purchase of shares for employee tax withholdings	(786)	(1,194)
Purchase of noncontrolling interest	—	(4,991)
Purchase of treasury stock	—	(1,665)
Cash provided by financing activities — continuing operations	6,192	11,984
Effect of foreign exchange rate changes on cash and cash equivalents	2,492	(998)
Net decrease in cash and cash equivalents	(13,970)	(27,705)
Cash and cash equivalents, beginning of period	20,404	45,858
Cash and cash equivalents, end of period	$6,434	$18,153

Ciber, Inc.
SUMMARY SEGMENT DATA
(Dollars in thousands)
(Unaudited)

Summary Segment Analysis

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Revenues:
International	$46,722	$82,837	(44)%	$193,719	$268,819	(28)%
North America	97,569	110,031	(11)%	292,249	324,423	(10)%
Other	812	838	(3)%	2,365	2,459	(4)%
Total segment revenues	145,103	193,706	(25)%	488,333	595,701	(18)%
Inter-segment	(757)	(1,105)	(31)%	(3,024)	(3,151)	(4)%
Total revenues	$144,346	$192,601	(25)%	$485,309	$592,550	(18)%

Operating income (loss) from continuing operations:
International	$(8,249)	$4,556	n/m	$(18,358)	$16,194	n/m
North America	5,186	10,266	(50)%	12,625	30,649	(59)%
Other	29	48	(40)%	203	173	17%
Total segment operating income	(3,034)	14,870	n/m	(5,530)	47,016	n/m
Corporate expenses	(12,421)	(12,225)	1%	(40,290)	(34,699)	16%
Operating income from continuing operations before goodwill impairment, amortization, litigation settlements and restructuring charges	(15,455)	2,645	n/m	(45,820)	12,317	n/m
Goodwill impairment	—	—	—%	(115,483)	—	(100)%
Amortization of intangible assets	(323)	(55)	n/m	(2,349)	(162)	n/m
Litigation settlements	(4,496)	—	100%	(4,496)	—	100%
Restructuring charges	(417)	(1,002)	(59)%	(1,156)	(1,738)	(33)%
Total operating income (loss) from continuing operations	$(20,691)	$1,588	n/m	$(169,304)	$10,417	n/m
_____________
n/m = not meaningful

Segments as Percent of Total Segment Revenue and Total Segment Operating Income
(excluding Inter-segment, corporate expenses, amortization and restructuring)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
International	32%	43%	40%	46%
North America	67%	56%	60%	54%
Other	1%	1%	—%	—%
Total segment revenues	100%	100%	100%	100%

Operating income (loss):
International	272%	32%	332%	35%
North America	(171)%	68%	(228)%	65%
Other	(1)%	—%	(4)%	—%
Total segment operating income (loss)	100%	100%	100%	100%

Segment Operating Margins
(excluding corporate expenses, amortization and restructuring charges)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating margin:
International	(18)%	5%	(9)%	6%
North America	5%	9%	4%	9%
Other	4%	6%	9%	7%
Total segment operating margin	(2)%	8%	(1)%	8%

Ciber, Inc.
NON-GAAP FINANCIAL INFORMATION
(Dollars in millions, except per share amounts)
(Unaudited)

Ciber reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures used in managing our business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth in this press release, our quarterly earnings call, and our quarterly report on form 10-Q constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

Components of Revenue

	Three Months Ended September 30, 2016 Comparison to Three Months Ended September 30, 2015
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(24.2)%	(0.9)%	(25.1)%

International	(41.6)%	(2.0)%	(43.6)%

	Three Months Ended September 30, 2016 Sequential Comparison to Three Months Ended June 30, 2016
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(12.0)%	(1.0)%	(13.0)%

International	(32.0)%	(2.2)%	(34.2)%

	Nine Months Ended September 30, 2016 Comparison to Nine Months Ended September 30, 2015
	Constant Currency Revenue Increase (Decrease)	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(17.0)%	(1.1)%	(18.1)%

International	(25.5)%	(2.4)%	(27.9)%

Adjusted Results of Operations

Three Months Ended September 30, 2016

	Consolidated*
	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015		Three Months Ended June 30, 2016
	In millions	Margin	In millions	Margin	In millions	Margin
GAAP reported operating income (loss) from continuing operations	$(20.7)	(14.3)%	$1.6	0.8%	$(53.3)	(32.1)%
Goodwill impairment	—	—	—	—	29.6	17.8
Bad debt allowance adjustment	—	—	—	—	2.2	1.3
Restructuring charges	0.4	0.3	1.0	0.5	0.4	0.2
Litigation settlements	4.5	3.1	—	—	—	—
Amortization of intangible assets	0.3	0.2	0.1	—	1.4	0.9
Operating income (loss) from continuing operations before goodwill impairment, bad debt allowance adjustment, restructuring charges, litigation settlements and amortization	$(15.5)	(10.7)%	$2.6	1.4%	$(19.7)	(11.8)%
     *Columns may not total due to rounding

	Consolidated*
	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015		Three Months Ended June 30, 2016
	In millions	Per Share	In millions	Per Share	In millions	Per Share
GAAP net income (loss) from continuing operations	$(18.8)	$(0.23)	$(0.1)	$—	$(51.7)	$(0.64)
Goodwill impairment	—	—	—	—	29.6	0.37
Restructuring charges	0.4	0.01	1.0	0.01	0.4	—
Bad debt allowance adjustment	—	—	—	—	2.2	0.03
Gain on sale	(5.6)	(0.07)	—	—	(6.9)	(0.09)
Tax impact of sale	(0.1)	—	—	—	3.0	0.04
Tax impact of restructuring charges	—	—	—	—	—	—
Amortization of intangibles	0.3	—	0.1	—	1.4	0.02
Litigation settlements	4.5	0.06	—	—	—	—
Net income (loss) from continuing operations before goodwill impairment, bad debt allowance adjustment, gain on sale, restructuring charges, litigation settlements and amortization	$(19.2)	$(0.23)	$0.9	$0.01	$(22.0)	$(0.27)
*Columns may not total due to rounding

Nine Months Ended September 30, 2016

	Consolidated*
	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
	In millions	Margin	In millions	Margin
GAAP reported operating income (loss) from continuing operations	$(169.3)	(34.9)%	$10.4	1.8%
Goodwill impairment	115.5	23.8	—	—
Bad debt allowance adjustment	2.2	0.5	—	—
Restructuring charges	1.2	0.2	1.8	0.3
Litigation settlements	4.5	0.9
Amortization of intangible assets	2.3	0.5	0.2	—
Operating income (loss) from continuing operations before goodwill impairment, bad debt allowance adjustment, restructuring charges, litigation settlements and amortization	$(43.6)	(9.0)%	$12.4	2.1%
*Columns may not total due to rounding

	Consolidated*
	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
	In millions	Per Share	In millions	Per Share
GAAP net income (loss) from continuing operations	$(167.5)	$(2.07)	$5.2	$0.07
Goodwill impairment	115.5	1.43	—	—
Restructuring charges	1.2	0.01	0.8	0.01
Bad debt allowance adjustment	2.2	0.03	—	—
Gain on sale	(12.5)	(0.15)	—	—
Tax impact of sale	2.9	0.04	—	—
Tax impact of restructuring charges	—	—	(0.2)	—
Litigation settlements	4.5	0.06	—	—
Amortization of intangibles	2.3	0.03	0.1	—
Net income (loss) from continuing operations before goodwill impairment, gain on sale, bad debt allowance adjustment, restructuring charges, litigation settlements and amortization	$(51.4)	$(0.64)	$5.9	$0.08
*Columns may not total due to rounding